Exhibit 4.1

CERTIFICATE OF DISSOLUTION

OF

ACTUA CORPORATION

Actua Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY AS FOLLOWS:

The dissolution of said Actua Corporation has been duly authorized by the stockholders of the corporation entitled to vote on a dissolution in accordance with subsection (c) of Section 275 of the General Corporation Law of the State of Delaware.

The date of filing of the corporation’s original Certificate of Incorporation in Delaware was February 2, 1999.

The date the dissolution was authorized is April 18, 2018.

The following is a list of the names and addresses of the directors of said corporation:

NAME	ADDRESS

Walter W. Buckley, III	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640, Radnor, PA 19087

David J. Adelman	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640, Radnor, PA 19087

Thomas A. Decker	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640, Radnor, PA 19087

The following is a list of the names and addresses of the officers of said corporation:

NAME	TITLE	ADDRESS

Walter W. Buckley, III	Chief Executive Officer & Chairman of the Board	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

R. Kirk Morgan	Chief Financial Officer	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

Suzanne L. Niemeyer	Managing Director, General Counsel & Secretary	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

John Loftus	Managing Director	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

Vincent P. Menichelli	Managing Director	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

Karen Greene	Managing Director	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

Philip A. Rooney	Vice President, Treasury and Tax	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

Scott T. Powers	Managing Director & Assistant General Counsel	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

Greg Hummel	Corporate Controller	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

Luann M. Taiariol	Assistant Secretary	c/o Actua Corporation 555 E. Lancaster Avenue, Suite 640 Radnor, PA 19087

IN WITNESS WHEREOF, Actua Corporation has caused this Certificate of Dissolution to be signed by an authorized officer as of the 19th day of April, 2018.

ACTUA CORPORATION

By:	/s/ Scott T. Powers
Name:	Scott T. Powers
Title:	Managing Director and
Assistant General Counsel